UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Grand Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Portola Pharmaceuticals, Inc. (the “Company”) 2014 annual meeting of stockholders held on May 16, 2014, the stockholders voted on the two proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the 2014 annual meeting, filed with the Securities and Exchange Commission on April 4, 2014 (the “Proxy Statement”). The results of the matters voted upon at the meeting were:

a)	Each of the Class I nominees of the Company’s Board of Directors were elected to hold office until the Company’s 2017 annual meeting of stockholders. The Class I nominees were: Jeffrey W. Bird, M.D., Ph.D.; 34,518,074 shares of Common Stock voted for, 603,637 withheld, and 2,208,520 broker non-votes; John H. Johnson; 34,325,370 shares of Common Stock voted for, 796,341 withheld, and 2,208,520 broker non-votes; and H. Ward Wolff; 34,517,317 shares of Common Stock voted for, 604,394 withheld, and 2,208,520 broker non-votes. The terms of office of Class II directors Jean-Jacques Bienaimé, Nicholas G. Galakatos, Ph.D. and Charles J. Homcy, M.D. continue until the Company’s 2015 annual meeting of stockholders. The terms of office of Class III directors Hollings C. Renton, Robert M. Califf, M.D. and William Lis continue until the Company’s 2016 annual meeting of stockholders.

b)	The stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014: 37,165,478 shares of Common Stock voted for, 140,491 against, 24,262 abstaining, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.
Dated: May 16, 2014
	By:	/s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer